EXHIBIT 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
Section 302 Certification
I, Brenda Galgano, the Chief Financial Officer of The Great Atlantic and Pacific Tea Company, Inc., certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended February 28, 2009 of The Great Atlantic & Pacific Tea Company, Inc. (“Amendment No. 1”); and

2.	Based on my knowledge, Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: July 23, 2009

/s/ Brenda M. Galgano
Brenda M. Galgano
Senior Vice President, Chief Financial Officer